                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       TRANSACT TECHNOLOGIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No:

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     3)  Filing Party:

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     4)  Date Filed:

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

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

     Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of TransAct Technologies Incorporated (the "Company"), a Delaware corporation, will be held on Wednesday, May 23, 2001, at 10:00 a.m. Eastern Daylight Savings Time, at The Ramada Plaza Hotel, 275 Research Parkway, Meriden, Connecticut 06450 for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two directors to serve until the 2004 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

     (2) To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001; and

     (3) To transact such other business as may legally come before the Annual Meeting.

     Stockholders of record at the close of business on April 12, 2001 are entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed for the Annual Meeting.

                                          By Order of the Board of Directors,

                                          RICHARD L. COTE
                                          Secretary

Wallingford, Connecticut
April 23, 2001

                            YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                       TRANSACT TECHNOLOGIES INCORPORATED
                                  7 LASER LANE
                         WALLINGFORD, CONNECTICUT 06492

                       PROXY STATEMENT FOR ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON MAY 23, 2001

     This Proxy Statement is being furnished to the stockholders of TransAct Technologies Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on May 23, 2001, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 2000 Annual Report to Stockholders are first being mailed or given to stockholders on or about April 23, 2001.

                      SOLICITATION AND REVOCATION OF PROXY

     Any stockholder who executes and returns the enclosed proxy has the power to revoke the same anytime prior to it being voted. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for the election of directors and to indicate separate approval or disapproval as to the other matter presented to stockholders. All of the proposals will be presented by the Board of Directors. The shares represented by the proxy will be voted for the election of the directors named thereon, unless authority to do so is withheld. With respect to the other proposal presented to stockholders by the Board of Directors, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted for the proposal.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record on April 12, 2001 are entitled to vote at the Annual Meeting. Each holder of common stock is entitled to cast one vote for each share of common stock and each holder of Series B Preferred Stock is entitled to cast
111.11 votes for each share of Series B Preferred Stock held by them on April 12, 2001. There were 5,620,327 shares of common stock and 4,000 shares of Series B Preferred Stock issued and outstanding and entitled to vote at the close of business on April 12, 2001. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum to transact business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information known to the Company regarding the beneficial ownership of the Company's common stock as of April 12, 2001 by:
(i) each person known by the Company to own beneficially more than 5% of the Company's issued and outstanding common stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named in the table has sole voting power and sole investment power with respect to the shares set forth opposite their name.

                                                                 SHARES
                                                              BENEFICIALLY     PERCENT OF
NAME OF BENEFICIAL OWNER                                         OWNED        COMMON STOCK
------------------------                                      ------------    ------------
Bart C. Shuldman(1).........................................    290,236            5.1%
Graham Y. Tanaka(2).........................................    212,848            3.8%
Charles A. Dill(3)..........................................    110,171            2.0%
Richard L. Cote(4)..........................................    104,646            1.8%
Thomas R. Schwarz(5)........................................     73,687            1.3%
Michael S. Kumpf(6).........................................     51,320              *
Lucy H. Staley(7)...........................................     45,707              *
James B. Stetson(8).........................................     13,500              *
Jeffrey T. Leeds(9).........................................      7,085              *
All current directors and executive officers as a group (12
  persons)(10)..............................................    985,080           16.5%
Pequot Capital Management, Inc.(11).........................    475,400            8.5%
  500 Nyala Farm Road
  Westport, CT 06880
Niles Mosher and POS Partners LLC(12).......................    420,000            7.5%
  210 Stokes Farm Road
  Franklin Lakes, NJ 07417
Advance Capital Partners, L.P.(13)..........................    488,888            8.0%
  660 Madison Avenue
  New York, NY 10021

---------------
  *  Less than 1% of the outstanding common stock.

 (1) Includes 116,516 shares owned jointly with Mr. Shuldman's spouse, 1,000 shares owned by his spouse in an individual retirement account, 3,200 shares owned by his minor children and 2,500 shares owned by his mother. Also includes 52,640 unvested shares of restricted stock of the Company and 111,740 shares subject to options exercisable within 60 days of April 12, 2001 granted under the Company's 1996 Stock Plan.

 (2) Includes 13,500 shares subject to options exercisable within 60 days of April 12, 2001 granted under the Company's Non-Employee Directors' Stock Plan and 4,710 shares deemed beneficially owned by Mr. Tanaka for the benefit of his children.

 (3) Includes 13,500 shares subject to options exercisable within 60 days of April 12, 2001 granted under the Non-Employee Directors' Stock Plan. Also includes 57,214 shares with respect to which Mr. Dill is the trustee for the benefit of his parent and 1,000 shares owned by his spouse.

 (4) Includes 27,130 shares owned jointly with Mr. Cote's spouse and 6 shares held as custodian for his child. Also includes 5,320 unvested shares of restricted stock of the Company and 62,900 shares subject to options exercisable within 60 days of April 12, 2001 granted under the 1996 Stock Plan.

 (5) Includes 1,000 unvested shares of restricted stock of the Company granted under the 1996 Stock Plan and 13,500 shares subject to options exercisable within 60 days of April 12, 2001 granted under the Non-Employee Directors' Stock Plan. Also includes 1,000 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter and 1,000 shares beneficially owned by his daughter, as to which shares he disclaims beneficial ownership, and 10,650 shares owned by his spouse.

 (6) Includes 1,000 unvested shares of restricted stock of the Company and 30,500 shares subject to options exercisable within 60 days of April 12, 2001 granted under the 1996 Stock Plan.

 (7) Includes 1,000 unvested shares of restricted stock of the Company and 29,100 shares subject to options exercisable within 60 days of April 12, 2001 granted under the 1996 Stock Plan.

 (8) Includes 4,000 unvested shares of restricted stock of the Company and 8,500 shares subject to options exercisable within 60 days of April 12, 2001 granted under the 1996 Stock Plan.

 (9) Includes 1,000 shares subject to options exercisable within 60 days of April 12, 2001 granted under the Non-Employee Directors' Stock Plan. See also Note (13).

(10) Includes 74,560 unvested shares of restricted stock of the Company and 339,640 shares subject to options exercisable within 60 days of April 12, 2001 granted under the 1996 Stock Plan and the Non-Employee Directors' Stock Plan.

(11) Based on information provided in Schedule 13G dated February 13, 2001 as filed with the Securities and Exchange Commission (the "SEC"), which stated that Pequot Scout Fund, L.P., which is managed by Pequot Capital Management, Inc., owns more than 5% of the common stock.

(12) Based on information provided in Schedule 13D dated March 8, 2001 as filed with the SEC, which stated that POS Partners LLC and Niles Mosher, its sole member, beneficially own 300,000 shares of common stock. In addition, it reported that Mr. Mosher is a general partner in Mogen Investment, a New Jersey general partnership, which beneficially owns 120,000 shares of common stock; Mr. Mosher disclaimed beneficiary ownership of such shares.

(13) Based on information provided in Schedule 13G dated March 19, 2001 as filed with the SEC, which stated that Advance Capital Partners, L.P. and its affiliate Advance Capital Offshore Partners, L.P. own in the aggregate 4,000 shares of the Company's Series B Preferred Stock, which shares are currently convertible into 444,444 shares of common stock, and warrants to purchase 44,444 shares of common stock. Mr. Jeffrey T. Leeds is a principal of Advance Capital Management, LLC, the general partner of the general partner of Advance Capital Partners, L.P. and the general partner of the majority shareholder of the general partner of Advance Capital Offshore Partners, L.P., and may be deemed to be the beneficial owner of the shares owned by Advance Capital Partners, L.P. and Advance Capital Offshore Partners, L.P.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC and the Nasdaq Stock Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required to be filed by those persons, the Company believes that, during the fiscal year ended December 31, 2000, all such reports were timely filed.

                            1. ELECTION OF DIRECTORS

     The Board of Directors currently consists of six directors and is divided into three classes. Five of the directors are elected by the holders of the Company's common stock to serve three-year terms. The sixth director is elected by the holders of the Company's Series B Preferred Stock to serve a three-year term.

     At the Annual Meeting, two persons are to be elected to hold office as directors until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy "FOR" the election of the nominees named below. Should a nominee become unavailable, which is not anticipated, it is intended that proxies will be voted for the election of such other person, if any, as the Board of Directors may recommend in place of such nominee.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS, WHOSE TERMS WILL EXPIRE AT THE 2004 ANNUAL MEETING

     Graham Y. Tanaka, 53, has been a director of the Company since its formation in June 1996. Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since

1986. From 1989 until 1996, Mr. Tanaka was a limited partner of McFarland Dewey & Co., a financial advisor to the Company. He is a director of Tridex Corporation ("Tridex") and Tanaka Funds, Inc.

     Richard L. Cote, 59, has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a director of the Company since its formation in June 1996. Prior thereto, he served as Senior Vice President and Chief Financial Officer of Tridex from September 1993 to June 1996 and as Vice President of Tridex from June 1993 to September 1993. From October 1991 to March 1993, he was a self-employed management consultant. Previously, Mr. Cote held management positions with Wang Laboratories, Inc., Emhart Corporation, Xerox Corporation and Price Waterhouse LLP. Mr. Cote is a director of Bead Industries, Inc.

VOTE REQUIRED

     The election of Graham Y. Tanaka and Richard L. Cote as directors of the Company requires the affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of a quorum at the Annual Meeting but will not be included in determining whether the nominee has received the vote of such plurality.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF GRAHAM Y. TANAKA AND RICHARD L. COTE AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2002 ANNUAL MEETING

     Thomas R. Schwarz, 64, has been a director of the Company since its formation in June 1996 and Chairman of the Board from June 1996 to February 2001. Mr. Schwarz was Chairman and Chief Executive Officer of Grossman's Inc., a retailer of building materials, from 1990 until his retirement in 1994. From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin' Donuts Incorporated, a food service company. Mr. Schwarz is a director of Tridex, Foilmark, Inc., Tanaka Growth Fund, Lebhar-Friedman Publishing Company and Yorkshire Global Restaurants.

     Bart C. Shuldman, 44, has been Chief Executive Officer, President and a director of the Company since its formation in June 1996 and Chairman of the Board since February 2001. Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996. Prior to joining Magnetec, he held several management positions with Mars Electronics International, a division of Mars, Incorporated, from 1989 to 1993, including serving as Business Manager for the North American Amusement, Gaming and Lottery operations. From 1979 to 1989, he held manufacturing and sales management positions with General Electric Company.

INFORMATION CONCERNING DIRECTOR WHOSE TERM WILL EXPIRE AT THE 2003 ANNUAL
MEETING

     Charles A. Dill, 61, has been a director of the Company since its formation in June 1996. Mr. Dill has been a General Partner of Gateway Associates, a venture capital firm, since 1996. From 1991 to 1995, Mr. Dill served as President, Chief Executive Officer and a director of Bridge Information Systems, Inc. Mr. Dill currently serves as a director of Zoltek Companies, Inc., Stifel Financial Corp. and DT Industries, Inc.

INFORMATION CONCERNING DIRECTOR ELECTED BY HOLDERS OF SERIES B PREFERRED STOCK

     Jeffrey T. Leeds, 45, became a director of the Company in April 2000 for a term expiring at the 2003 Annual Meeting. Mr. Leeds has been a principal of Advance Capital Management, LLC, a private investment firm, since November 1995. He has also been a principal of Leeds Associates LLC, a private investment firm, since April 1999 and a principal of Leeds Equity Management, a private equity firm, since November, 1999, and has served as President of Leeds Group Inc., an investment banking firm, since December 1992. Mr. Leeds serves on the Board of Directors of Edison Schools Inc., RealPage, Inc., Elsinore Corporation, of which he was President and Chief Executive Officer from February 1997 to December 1999, and several non-profit organizations, including the Cooper-Hewitt, National Design Museum in New York.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During the year ended December 31, 2000, the Board of Directors held 14 meetings. Each director attended all meetings of the Board of Directors and of the committees of the Board of Directors on which such director served.

     During 2000, the standing committees of the Board of Directors were the Audit Committee, the Compensation Committee and the Nominating Committee.

     During 2000 the Audit Committee was comprised of Messrs. Thomas R. Schwarz, Graham Y. Tanaka and Charles A. Dill, with Mr. Dill serving as Chairman. Each of the members of the Audit Committee is an "independent" director, as defined in the listing standards of the Nasdaq Stock Market. The Audit Committee operates under a written charter (the "Charter"), a copy of which is attached as Appendix
A. See the "Audit Committee Report" for more information about the roles and responsibilities of the Audit Committee. The Audit Committee met twice during 2000.

     During 2000 the Compensation Committee was comprised of Messrs. Thomas R. Schwarz, Graham Y. Tanaka and Charles A. Dill, with Mr. Schwarz serving as Chairman. The Compensation Committee is responsible for reviewing and recommending the compensation arrangements for all directors and officers of the Company, approving such arrangements for other senior level employees and administering and taking such other action as may be required in connection with certain compensation plans of the Company. The Compensation Committee met five times during 2000.

     The Nominating Committee consists of the full Board of Directors, with Mr. Tanaka serving as Chairman. The Nominating Committee is responsible for recommending to the Board of Directors nominees for election to the Board. The Nominating Committee will also consider nominees recommended by stockholders in accordance with proper nomination procedures specified in the Company's By-laws. The Nominating Committee did not meet during 2000.

AUDIT COMMITTEE REPORT

     Pursuant to the Charter, the roles and responsibilities of the Audit Committee fall within four broad categories:

     - Internal Control. The Audit Committee reviews and considers the adequacy of the Company's internal control procedures and related matters.

     - Financial Reporting. The Audit Committee reviews the Company's annual financial statements with the Company's management and independent accountants and considers the financial judgments and accounting principles utilized in their preparation. Through its Chairman, it also reviews the Company's quarterly financial statements with management and the independent accountants prior to filing of the quarterly reports with the SEC.

     - Independent Accountants. The Audit Committee recommends to the Board of Directors the firm to be appointed as independent accountants, evaluates their performance, recommends any change, if necessary, and approves their fees. It reviews all audit and non-audit related services rendered by the independent accountants and their costs and obtains written communication from them concerning their independence. The Audit Committee also reviews with the independent accountants the scope of their audit and discusses with them the conduct of the audit.

     - Other. The Audit Committee reviews with legal counsel any matters that may impact the financial statements, reviews the adequacy of the Company's policies concerning ethical and responsible business conduct and performs other functions as requested by the Board of Directors. It reviews the Charter on an annual basis and recommends to the Board any appropriate changes.

Please refer to the Charter at Appendix A for a fuller description of the roles and responsibilities of the Audit Committee.

     In connection with its duties, the Audit Committee has taken the following actions:

     - It has reviewed and discussed the audited financial statements with management, which has responsibility for the preparation of the financial statements.

     - It has discussed with the independent accountants, which are responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended.

     - It has received from the independent accountants the written disclosures describing any relationships between the independent accountants and the Company and the letter confirming their independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants matters relating to their independence.

Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

                                          AUDIT COMMITTEE

                                          Charles A. Dill, Chairman
                                          Thomas R. Schwarz
                                          Graham Y. Tanaka

COMPENSATION OF DIRECTORS

     During the year ended December 31, 2000, each outside director of the Company received as compensation for services rendered and expenses incurred (i) $2,000 for each fiscal quarter served as director, (ii) $750 for each Board of Directors meeting attended, (iii) $300 for each Board of Directors committee meeting attended, and (iv) $250 for each telephonic meeting. Chairs of committees received $600 for each committee meeting. The Chairman of the Board also received as compensation $7,500 for each fiscal quarter served as Chairman.

     Pursuant to the terms of the Company's Non-Employee Directors' Stock Plan (the "Directors' Plan"), each director who is not an employee of the Company received an annual grant of non-qualified options to purchase 5,000 shares of common stock as of the 2000 Annual Meeting. Beginning as of the 2001 Annual Meeting, each director who is not an employee of the Company will receive an annual grant of non-qualified options to purchase 7,500 shares of common stock. In addition, each non-employee director also receives a non-qualified option to purchase 5,000 shares of common stock upon his or her initial election to the Board of Directors. Each option is granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expires ten years from the date of grant, and becomes exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control, stock options awarded under the Directors' Plan not previously exercisable shall become fully exercisable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a promissory note dated February 23, 1999, the Company loaned Bart C. Shuldman, the Chief Executive Officer, President and a director of the Company, $330,000 to fund his purchase of 104,000 shares of the Company's common stock. Mr. Shuldman pledged 93,423 of the shares purchased with the loan proceeds and 50,000 shares of restricted common stock as security for the promissory note. The principal and any unpaid interest under the note is due in a balloon payment five years after the date of execution of the note. The interest rate on the note will be calculated based on the Company's average variable lending rate under its primary credit facility for each of its fiscal years. Interest payments are payable in arrears by Mr. Shuldman shortly after the close of each of the fiscal years.

                             EXECUTIVE COMPENSATION

     The following tables set forth information concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers in 2000:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                   --------------------------
                                                                             AWARDS
                                                                   --------------------------      ALL
                                            ANNUAL COMPENSATION    RESTRICTED      SECURITIES     OTHER
                                            --------------------     STOCK         UNDERLYING    COMPEN-
                                   FISCAL   SALARY(1)   BONUS(2)   AWARDS(3)       OPTIONS(4)   SATION(5)
NAME AND PRINCIPAL POSITIONS        YEAR       ($)        ($)         ($)             (#)          ($)
----------------------------       ------   ---------   --------   ----------      ----------   ----------
Bart C. Shuldman................    2000     274,500     55,000          --          17,500       37,539
  President and                     1999     245,000     10,000          --          25,000        6,653
  Chief Executive Officer           1998     245,000         --     228,125          25,000        6,159

Richard L. Cote.................    2000     183,000     45,000          --           7,500       22,580
  Executive Vice President,         1999     170,000         --          --              --        9,382
  Chief Financial Officer,          1998     170,000         --          --          45,000        8,768
  Treasurer and Secretary

James B. Stetson(6).............    2000     128,833     35,462      43,750          25,000        6,272
  Senior Vice President --
  Worldwide Sales

Michael S. Kumpf................    2000     140,820     30,000          --           7,500        8,795
  Senior Vice President --          1999     130,686         --          --              --        5,170
  Engineering (Ithaca, NY
     facility)                      1998     129,913         --          --          22,500        4,395

Lucy H. Staley..................    2000     137,034     20,000          --           2,500       13,082
  Senior Vice President --          1999     127,258         --          --              --        4,279
  General Manager                   1998     126,505         --          --          22,500        4,395
  (Ithaca, NY facility)

---------------
(1) Neither the Chief Executive Officer nor any of the other executive officers named in the table received perquisites or other personal benefits in an amount which exceeded 10% of their salary plus bonus during any fiscal year.

(2) A portion of the bonus paid to Mr. Stetson represents commissions on sales by the Company.

(3) All restricted stock awards were granted under the Company's 1996 Stock Plan. The value of the restricted stock awards is based on the closing market price of the Company's common stock on the date of grant. At the end of fiscal year 2000, the number of shares of common stock which remain subject to restricted awards and the value of such shares, based on the closing price of the Company's common stock on such date, were as follows:
    Mr. Shuldman: 55,280 shares and $290,220; Mr. Cote: 6,640 shares and $34,860; Mr. Stetson: 5,000 shares and $26,250; Mr. Kumpf: 2,000 shares and $10,500; and Ms. Staley: 2,000 shares and $10,500. All grants of shares of restricted stock vest in five equal installments beginning on the first anniversary of the date of grant, except with respect to 50,000 shares awarded to Mr. Shuldman and 4,000 shares awarded to Mr. Cote, which vest 100% at the end of five years from the date of grant. Currently, no dividends may be paid on shares of the Company's common stock.

(4) All options were granted under the Company's 1996 Stock Plan.

(5) For all the executive officers named in the table, these amounts consist of Company contributions under the Company's 401(k) Plan and other benefits, such as life and disability insurance. Also, for 2000, includes a one-time payment of accrued vacation as of December 31, 1999 at a rate of 75% of the value of such accrued vacation.

(6) Mr. Stetson was appointed Senior Vice President -- Worldwide Sales in February, 2000.

                             OPTION GRANTS IN 2000

                                                                                             POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                           ---------------------------------------------------------------   ANNUAL RATE OF STOCK
                               NUMBER OF        PERCENT OF TOTAL                              PRICE APPRECIATION
                           SECURITIES UNDER-   OPTIONS GRANTED TO   EXERCISE                  FOR OPTION TERM(2)
                             LYING OPTIONS      EMPLOYEES IN THE      PRICE     EXPIRATION   ---------------------
NAME                        GRANTED (#) (1)       FISCAL YEAR       ($/SHARE)      DATE         5%          10%
----                       -----------------   ------------------   ---------   ----------   ---------   ---------
Bart C. Shuldman.........       17,500                9.2%           10.125      5/11/10     $111,388    $282,363
Richard L. Cote..........        7,500                3.9%           10.125      5/11/10     $ 47,738    $121,013
James B. Stetson.........       15,000                7.9%             8.75      2/25/10     $ 82,500    $209,250
James B. Stetson.........       10,000                5.2%           10.125      5/11/10     $ 63,650    $161,350
Michael S. Kumpf.........        7,500                3.9%           10.125      5/11/10     $ 47,738    $121,013
Lucy H. Staley...........        2,500                1.3%           10.125      5/11/10     $ 15,913    $ 40,338

---------------
(1) All options were granted under the Company's 1996 Stock Plan. In general, options granted under the 1996 Plan have an exercise price equal to 100% of the fair market value of the common stock on the date of grant, expire ten years from the date of grant, and become exercisable at a rate of 20% per year on the first through fifth anniversaries of the date of grant. In the event of a change-in-control of the Company, stock options awarded under the 1996 Stock Plan not previously exercisable shall become fully exercisable.

(2) The potential realizable value portion of the foregoing table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified rates of appreciation on the Company's common stock compounded annually over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options. The assumed rates of growth were selected by the SEC for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, non-transferability or vesting over various periods.

            AGGREGATED OPTION EXERCISES IN 2000 AND FISCAL YEAR-END
                                 OPTION VALUES

                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY
                           SHARES        VALUE             OPTIONS AT                   OPTIONS AT
                        ACQUIRED ON     REALIZED       FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
NAME                    EXERCISE (#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                    ------------    --------    -------------------------    -------------------------
Bart C. Shuldman......       0             0              99,240/91,060                     0/0
Richard L. Cote.......       0             0              54,900/48,100                12,997/19,503
James B. Stetson......       0             0               3,500/29,000                 1,500/1,000
Michael S. Kumpf......       0             0              26,600/26,400                8,775/13,163
Lucy H. Staley........       0             0              26,200/20,800                8,125/12,188

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Under the terms of an Employment Agreement dated July 31, 1996 between Bart
C. Shuldman and the Company, Mr. Shuldman serves as President and Chief Executive Officer at the pleasure of the Board of Directors. If Mr. Shuldman's employment is terminated other than for cause, Mr. Shuldman shall be entitled to continue to receive (i) his annual base salary and all other benefits for two years from the date of termination and (ii) a pro rata portion of his annual target bonus amount for the year of termination. If Mr. Shuldman's employment is terminated other than for cause, or if Mr. Shuldman resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Shuldman shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of three years from the date of termination. In addition, the Company shall cause the immediate vesting of all stock options granted to Mr. Shuldman under the 1996 Stock Plan.

     Under the terms of an Employment Agreement dated July 31, 1996 between Richard L. Cote and the Company, Mr. Cote serves as Executive Vice President and Chief Financial Officer. If Mr. Cote's employment is terminated other than for cause, Mr. Cote shall be entitled to continue to receive (i) his annual base salary and all benefits for one year from the date of termination and (ii) a pro rata portion of the annual target bonus for the year of termination. If Mr. Cote's employment is terminated other than for cause, or if Mr. Cote resigns for specified reasons, within one year of a change-in-control of the Company, Mr. Cote shall be entitled to continue to receive his annual base salary, annual target bonus and all benefits for a period of two years from the date of termination. In addition, the Company shall cause the immediate vesting of all options granted to Mr. Cote under the 1996 Stock Plan.

     Under the terms of Severance Agreements between the Company and each of James B. Stetson, Michael S. Kumpf and Lucy H. Staley, dated January 24, 2001, September 4, 1996, and September 4, 1996, respectively, if the employment of Mr. Stetson, Mr. Kumpf or Ms. Staley is terminated other than for cause, each executive shall be entitled to continue to receive, for six months following the date of termination, the annual base salary, a pro rata portion of the annual target bonus for the year of termination and all benefits which would otherwise have been payable to each of them. If the employment of Mr. Stetson, Mr. Kumpf or Ms. Staley is terminated other than for cause, or if they resign for specified reasons, within one year of a change-in-control of the Company, each shall be entitled to continue to receive his or her annual base salary, annual target bonus and all benefits for a period of one year from the date of termination. In addition, the Company shall cause the immediate vesting of all stock options granted under the 1996 Stock Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is comprised of non-employee directors of the Company, is responsible for administering the Company's executive compensation policies. In connection with such responsibilities, the Compensation Committee establishes the general compensation policies for the Company, approves the hiring and termination of all executive officers and any staff reporting directly to the Chief Executive Officer of the Company and approves the compensation plans and specific compensation levels for all executive officers and any staff reporting directly to the Chief Executive Officer of the Company. The Compensation Committee also approves the issuance of all awards to employees of the Company and its subsidiaries under the Company's 1996 Stock Plan.

  Compensation Policies and Goals

     The primary goals of the Company's compensation policies are to attract, retain, motivate and reward management of the Company and its operating units, while, at the same time, aligning their interests closely with those of the Company and its stockholders. The Company seeks to attract and retain management by offering a competitive total compensation package. To align the interests of management more closely with those of the Company as a whole and reward individual initiative and effort, the Company seeks to promote performance-based compensation where contribution to the Company as a whole is rewarded. Through the use of performance-based plans that reward attainment of operating unit or Company goals, the Company seeks to foster an attitude of teamwork. The Company also believes that the use of equity ownership is an important tool to ensure that the efforts of management are consistent with the objectives of its stockholders and seeks to promote increased ownership of the Company by management through the use of stock awards.

     The Compensation Committee has tried to achieve the above goals utilizing publicly available information regarding competitive compensation. The Compensation Committee utilizes an independent consultant to ensure that compensation for the Company's management is competitive, meets the above-stated objectives and is consistent for all members of management of the Company and its operating units.

  Compensation Components

     At present, the compensation of the executive officers of the Company consists of a combination of salary, cash bonuses, stock options, restricted stock and participation in the Company's 401(k) Plan, as well as the provision of medical and other personal benefits typically offered to corporate executives. The executive officers of the Company are parties to agreements which provide for severance payments under certain circumstances. These agreements for the executive officers listed in the Summary Compensation Table are described above under "Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

     Salaries: Effective January 1, 2000, base salaries were fixed based on the Compensation Committee's assessment of competitive base salaries. The Compensation Committee targets the Chief Executive Officer's salary at the mean of that for the Company's peer group. The annual base salary of Bart C. Shuldman, President and Chief Executive Officer of the Company, was fixed at $270,000. Mr. Shuldman's base salary has been fixed at $375,000 effective February, 2001 upon his election as Chairman of the Board.

     Cash Bonuses: The Company generally maintains an incentive compensation plan for all salaried employees of the Company and its operating units, including key executives, which provides for the payment of cash bonuses. Under the plan, the Board of Directors fixes an incentive target, as well as individual goals and objectives, for each employee at the beginning of the year and bonuses are paid shortly after the end of the year. The incentive targets for 2000 were not achieved. However, the Compensation Committee determined to pay special bonuses in November, 2000, including $55,000 to Mr. Shuldman, in recognition of the achievement of non-financial goals.

     Stock Awards: Under the Company's 1996 Stock Plan, stock options and restricted stock are granted by the Compensation Committee. All salaried employees are granted an initial award of stock options on their date of hiring for a fixed number of shares depending on their level, which vests over five years. In each year following the initial award, eligible employees may be granted an annual award in varying amounts depending on their level and individual performance. During 2000, a total of 95,000 stock options were granted to executive officers of the Company, including 17,500 granted to Mr. Shuldman.

     Other Benefit Plans: Executive officers of the Company may participate in the Company's nondiscriminatory 401(k) Plan.

                                          COMPENSATION COMMITTEE

                                          Thomas R. Schwarz, Chairman
                                          Graham Y. Tanaka
                                          Charles A. Dill

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's common stock from August 22, 1996, the effective date of its initial public offering, through December 31, 2000, with the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index. The graph assumes that $100 was invested on August 22, 1996 in each of the Company's common stock, the CRSP Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index and that all dividends were reinvested.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                TRANSACT TECHNOLOGIES INCORPORATED COMMON STOCK,
         THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (US),
               AND THE NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

                                  [LINEGRAPH]

----------------------------------------------------------------------------------------------------------------
                                     8/22/96      12/31/96     12/31/97     12/31/98     12/31/99     12/31/00
----------------------------------------------------------------------------------------------------------------
 TransAct Technologies
   Incorporated Common Stock         $100.00      $122.06      $130.88      $ 38.97      $ 88.97      $ 61.76
 CRSP Total Return Index for the
   Nasdaq Stock Market (US)          $100.00      $112.69      $138.34      $194.14      $351.49      $217.60
 Nasdaq Computer Manufacturer
   Stocks Index                      $100.00      $117.96      $142.69      $309.88      $657.50      $368.79

         2. RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP AS
                        INDEPENDENT ACCOUNTANTS FOR 2001

     The Board of Directors has selected, upon the recommendation of the Audit Committee, PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the 2001 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

INDEPENDENT ACCOUNTANTS' FEES

     During 2000, the independent accountants billed the Company for the following professional services:

     - Audit Fees rendered for the audit of the 2000 financial statements and reviews of the financial statements included in the Company's Form 10-Q filings with the SEC: $85,500.

     - Financial Information Systems Design and Implementation Fees: None.

     - All Other Fees: $94,000. These fees included tax planning and preparation, assistance in selection of enterprise resource planning software and the audit of the 401(k) Plan.

The Audit Committee has considered whether the provision of the above services other than Audit Fees is compatible with maintaining the accountants' independence and has determined that, in its opinion, they are compatible.

VOTE REQUIRED

     The ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2001 requires the affirmative vote of a majority of the shares of common stock and Series B Preferred Stock, voting together with the shares of common stock as a single class, present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2001.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals submitted for inclusion in next year's proxy materials must be received by the Secretary of the Company on or before December 24, 2001. Stockholder proposals submitted to be considered at the 2002 Annual Meeting without inclusion in next year's proxy materials must be received by the Company no later than March 9, 2002. If the Company is not notified of a stockholder proposal by March 9, 2002, then proxies held by management of the Company may provide the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement. Proposals should be addressed to TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Corporate Secretary. Stockholders may nominate candidates for election to the Board of Directors if the proper nomination procedure specified in the Company's By-Laws are followed. All nominations by stockholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of directors will take place; however, if less than 40 days notice of the date of the meeting is given to stockholders, nominations will be timely if received not later than 10 days after notice was given. The notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to be named in the proxy and to serving as a director, and (ii) for the stockholder giving notice, the (x) name and address of such stockholder as they appear on the Company's books and (y) the class and number of shares of the Company beneficially owned by such stockholder.

                                 ANNUAL REPORT

     A COPY OF THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO: TRANSACT TECHNOLOGIES INCORPORATED, STOCKHOLDER RELATIONS DEPARTMENT, 7 LASER LANE, WALLINGFORD, CONNECTICUT 06492.

                                    GENERAL

     The accompanying proxy will be voted as specified thereon. Unless otherwise specified, proxies will be voted for the directors nominated by the Board of Directors and for ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2001. The Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise, the proxies confer upon the persons named in the accompanying proxy the authority to vote in respect of any such other matter in accordance with the recommendation of the Board of Directors.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows:
TransAct Technologies Incorporated, 7 Laser Lane, Wallingford, Connecticut 06492, Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company's Corporate Secretary or other person responsible for tabulating votes on behalf of the Company.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

April 23, 2001

                                                                      APPENDIX A

                       TRANSACT TECHNOLOGIES INCORPORATED

                            AUDIT COMMITTEE CHARTER

1. MISSION STATEMENT

     The Audit Committee will assist the Board of Directors of TransAct in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal control, the independent audit process, and the Company's process for monitoring compliance with relevant laws and regulations and with the code of conduct. In performing its duties, the Audit Committee will maintain effective communication and working relationships with the Board of Directors, management, and the independent accountants. To effectively perform their role, Audit Committee members will obtain an understanding of the detailed responsibilities of committee membership, as well as the Company's business, operations, and risks. While the Board of Directors recognizes that the Audit Committee will rely on the advice and information provided to it by the Company's management and its independent accountants, the Board expects the Audit Committee to exercise independent judgment in assessing the quality of the Company's financial reporting process and internal controls.

2. ORGANIZATION

     The Audit Committee will be composed of outside directors independent of management as defined by Nasdaq. The Board of Directors will appoint the chairman of the Audit Committee. Each member of the Audit Committee shall have experience or education in business or financial matters sufficient to provide him or her with a working knowledge with basic finance and accounting matters. A minimum of four meetings will be held during each calendar year. The Audit Committee will meet privately with the independent accountants or with the Company management as appropriate.

3. ROLES AND RESPONSIBILITIES

  a. Internal Control

     - Evaluate whether management is setting the appropriate tone by communicating the importance of internal control and ensuring that all appropriate employees understand their roles and responsibilities in this regard.

     - Discuss at least annually with the Company's independent accountants the adequacy and effectiveness of the Company's internal controls, including computer systems and applications.

     - Review the management letter issued by the independent accountants and management's responses and periodically assess action management has taken or progress it has made in addressing issues raised by the independent accountants.

     - Review all related party transactions and potential conflict of interest situations.

  b. Financial Reporting

     Annually

     - Review the Company's annual financial statements included in Form 10-K and the Annual Report to Stockholders with the Company's financial management and independent accountants.

     - Discuss any significant financial judgments made in connection with the preparation of the Company's financial statements.

     - Obtain assurances from financial management that the financial statements contain no material misstatements, and obtain assurances from the independent accountants that, in the course of their audit, they learned of no material misstatement.

     - Consider prior to their adoption any material change in accounting principles by the Company, and report and make recommendations to the Board of Directors with respect to any such change.

     Quarterly

     - Review the Company's quarterly financial statements with the Company's financial management and obtain assurances from financial management and the independent accountants that generally accepted principles have been consistently applied.

     - Obtain assurances from the Company's financial management that the financial statements included in the Company's quarterly Form 10-Q do not contain any material misstatements

     - Obtain assurances that the independent accountants learned of no material misstatements in the course of their review of such financial statements.

     - Communicate, as a whole or through the Chair, with the independent accountants on the results of their review of the quarterly financial statements prior to the filing of the Form 10-Q.

  c. Independent Accountants

     - Recommend to the Board of Directors the firm of independent accountants who are to be engaged to examine the financial statements of the Company, periodically evaluate the performance of the independent accountants, and if necessary, recommend to the Board of Directors the replacement of such accountants.

     - Review all audit related and non-audit related services rendered to the Company by the independent accountants and the costs thereof.

     - Obtain written communication from the independent accountants confirming their independence.

     - Review with the independent accountants the scope of their examination with particular emphasis on the areas to which the Board of Directors, the Audit Committee or independent accountants believe special attention should be directed.

     - Approve the fees of the independent accountants.

     - Review with the independent accountants any problems or difficulties such accountants might have encountered during their annual audit, including any restrictions placed on the scope of the audit, difficulties obtaining required information, significant audit adjustments, and any other matters required to be discussed.

  d. Other

     - Review with the Company's legal counsel any legal or regulatory matters that could have a significant impact on the Company's financial statements.

     - Review the adequacy of the Company's policies and practices concerning ethical and responsible business conduct.

     - Review the policies and procedures in effect for considering officers' expenses and perquisites.

     - Perform other oversight functions as requested by the full Board of Directors.

     - Review this charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

                       TRANSACT TECHNOLOGIES INCORPORATED
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 23, 2001


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       TRANSACT TECHNOLOGIES INCORPORATED

            The undersigned stockholder of TransAct Technologies Incorporated (the "Company"), does hereby nominate, constitute and appoint Thomas R. Schwarz and Bart C. Shuldman, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on April 12, 2001, at the Annual Meeting of its stockholders to be held at The Ramada Plaza Hotel, 275 Research Parkway, Meriden, CT 06450 on Wednesday, May 23, 2001 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

                         (TO BE SIGNED ON REVERSE SIDE)

                         PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                       TRANSACT TECHNOLOGIES INCORPORATED

                                  MAY 23, 2001


A [X] Please mark your
      votes as in this
      example.


                     FOR BOTH    WITHHOLD FOR
                     NOMINEES    BOTH NOMINEES
1.    ELECTION OF      [ ]           [ ]          Nominees:    Graham Y. Tanaka
      DIRECTORS.                                               Richard L. Cote


      For both nominees, except: __________________________


                                        FOR     AGAINST     ABSTAIN
2.    RATIFICATION of selection         [ ]       [ ]         [ ]
      of PricewaterhouseCoopers
      LLP as independent accountants
      for 2001.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ON BEHALF OF THE UNDERSIGNED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE.



SIGNATURE                                   DATE                    , 2001
          -------------------------------        -------------------


SIGNATURE                                   DATE                    , 2001
          -------------------------------        -------------------
            (SIGNATURE IF HELD JOINTLY)



NOTE: Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing on behalf of a corporation, please sign the full corporate name by president or other authorized officer. If signing on behalf of a partnership, please sign the partnership name by authorized person.